AMENDMENT AGREEMENT

This Amendment Agreement (the “Agreement”), dated as of June 5, 2018, is entered into by and between Cantabio Pharmaceuticals Inc., a Delaware corporation (the “Company”), and YA II PN, Ltd. (the “Note Holder”) and is the basis for the amendment of four convertible notes (as discussed below) the Company issued to the Note Holder.

BACKGROUND

(A)
Pursuant a Securities Purchase Agreement, dated January 25, 2017 and as amended and restated on May 3, 2017, the Company agreed to issue and sell to YA II PN, Ltd. (the “Buyer”), and the Buyer agreed to purchase from the Company, certain convertible debentures for an aggregate subscription amount of $600,000, on the terms and conditions set forth therein.

(B)
On January 25, 2017, the Buyer subscribed and paid for a Convertible Debenture (the “First Convertible Debenture”) in the principal Amount of $300,000, of which all $300,000 of principal (plus accrued and unpaid interest thereon) remains outstanding.

(C)
On March 2, 2017, the Buyer subscribed and paid for a Convertible Debenture (the “Second Convertible Debenture”) in the principal Amount of $150,000, of which all $100,000 of principal (plus accrued and unpaid interest thereon) remains outstanding.

(D)
On May 3, 2017, the Buyer subscribed and paid for a Convertible Debenture in the principal Amount of $150,000, which has been repaid in full and is no longer outstanding.

(E)
Pursuant a Securities Purchase Agreement, dated November 20, 2017, the Company agreed to issue and sell to YA II PN, Ltd. (the “Buyer”), and the Buyer agreed to purchase from the Company, certain convertible debentures for an aggregate subscription amount of $300,000, on the terms and conditions set forth therein.

(B)
On November 20, 2017, the Buyer subscribed and paid for a Convertible Debenture (the “Third Convertible Debenture”) in the principal Amount of $150,000, of which all $150,000 of principal (plus accrued and unpaid interest thereon) remains outstanding.

(C)
On February 14, 2018, the Buyer subscribed and paid for a Convertible Debenture (the “Fourth Convertible Debenture” and collectively with the First Convertible Debenture, the Second Convertible Debenture, the Third Convertible Debenture, and any subsequent debentures issued in exchange of any of the foregoing, the “Convertible Debentures”) in the principal Amount of $150,000, of which all $150,000 of principal (plus accrued and unpaid interest thereon) remains outstanding.

(F)
The Company and the Note Holder wish to reduce the Conversion Price of the Convertibles Debentures to $0.05.

AGREED TERMS

1.
Definitions and interpretation

Capitalized terms not otherwise defined herein shall have the meanings set forth in the Convertible Debentures.

2.
Reduction to Fixed Conversion Price

The Company and the Note Holder agree that the definition of the Conversion Price in Section 3(b) of each of the Convertible Debentures shall be deleted in its entirety and replaced with the new definition set forth below:

Section 3(b)
“Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination the lower of (i) $0.05 or (ii) 93% of the average of the 3 lowest daily VWAPs during the 10 consecutive Trading Days immediately preceding the Conversion Date or other date of determination, but not lower than the Floor Price (the “Conversion Price”). The Conversion Price shall be adjusted from time to time for any stock splits or stock dividends and pursuant to the other terms and conditions of this Debenture.

The Company and the Note Holder agree that the definition of the Default Conversion Price in Section 16(h) of each of the Convertible Debentures shall be deleted in its entirety and replaced with the new definition set forth below:

Section 16(h) “Default Conversion Price” means the lower of (i) $0.05 or (ii) 85% of the lowest daily VWAPs during the 20 consecutive Trading Days immediately preceding the applicable date of determination.

3.
Representations and warranties

Each party to this Agreement represents and warrants to the other as of the date of this Agreement that:

(a)
it has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement;

(b)
it has taken all necessary corporate actions to authorize the execution, delivery and performance of this Agreement and no further action is required by it, its Board of Directors or managers or its stockholders or members in connection therewith; and

(c)
the obligations assumed by it in this Agreement are legal, valid, and enforceable obligations binding on it in accordance with its terms.

4.
Counterparts and delivery

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.
Governing law

This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company and the Holder have caused this Extension Agreement to be signed by their duly authorized officers.

CANTABIO PHARMACEUTICALS INC.

By:           /s/ Gergely Toth

Name: Gergely Toth

Title:   Chief Executive Officer

YA II PN, LTD.
By: Yorkville Advisors Global, LP
Its: Investment Manager

By: Yorkville Advisors Global II, LLC
Its: General Partner

By: /s/ David Gonzalez
Name: David Gonzalez
Title: Managing Member and General Counsel